UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 20, 2012

ACCELR8 TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

COLORADO

(State or other jurisdiction of incorporation)

0-11485	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

7000 North Broadway, Building 3-307, Denver, CO	80221
(Address of principal executive offices)	(Zip Code)

(303) 863-8808

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 20, 2012, Accelr8 Technology Corporation (the “Company”) entered into a Securities Purchase Agreement with Abeja Ventures, LLC (“Investor”) pursuant to which the Company agreed to sell and issue to Investor (1) 14,000,000 shares of the Company’s common stock at a purchase price of $1.03 per share for an aggregate purchase price of $14,420,000 (the “Purchase Price”); (2) a warrant to purchase 7,000,000 shares of the Company’s common stock at an exercise price of $1.03 per share; and (3) another warrant to purchase 7,000,000 shares of the Company’s common stock at an exercise price of $2.00 per share, with each warrant exercisable prior to the fifth anniversary of the closing of the transactions contemplated by the Securities Purchase Agreement (collectively, the “Investment”).

The principals of the Investor include Jack Schuler, John Patience and Lawrence Mehren, among others.  Each has decades of life sciences expertise in senior management positions. Jack Schuler was formerly President of Abbott Laboratories, John Patience led McKinsey & Company's global healthcare team, and Larry Mehren was Head of Global Business of Roche Tissue Diagnostics and CFO of Ventana Medical Systems.

Also on April 20, 2012, the Company, Investor and Alliance Bank of Arizona, as escrow agent, entered into an Escrow Agreement pursuant to which Investor agreed to deposit the Purchase Price in an escrow account until the closing of the Investment.

Under the terms of the Securities Purchase Agreement, the shares of the Company’s common stock, and the warrants to purchase additional shares of the Company’s common stock, to be issued and purchased in the Investment, and the shares of the Company’s common stock issuable upon exercise of the warrants (collectively, the “Securities”), will be issued in a transaction not involving any public offering and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the closing of the Investment, the Company will enter into a Registration Rights Agreement with Investor pursuant to which the Investor and certain other parties will be granted certain demand and piggy-back registration rights, including for shelf registrations, with respect to the resale of the securities to be issued in connection with the Investment (the “Securities”).

The closing of the Investment is subject to certain conditions, including the Company’s receipt of all required approvals from the Company’s stockholders, the NYSE Amex Stock Market and other third parties. In particular, the closing is conditioned upon the Company’s receipt of the requisite stockholder approval to increase the number of authorized shares of the Company’s common stock to cover the Securities (the “Charter Amendment”). Under Section 7-110-103 of the Colorado Business Corporation Act, the Charter Amendment is required to be approved by holders of at least a majority of the shares present in person or by proxy at a meeting of the stockholders at which a quorum is present. In addition, under Section 713 of the NYSE Amex Company Guide, the issuance of the Securities must be approved by holders of at least a majority of the shares present in person or by proxy at a meeting of the stockholders at which a quorum is present.

Under the terms of the Securities Purchase Agreement, the Company is required to promptly file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders of record a Definitive Proxy Statement on Schedule 14A relating to a special meeting of the Company’s stockholders (the “Special Meeting”), which is scheduled to be held on June 26, 2012 for the purpose of, among other things, approving the Investment and the Charter Amendment as well as certain related matters to be set forth and described in detail in such Definitive Proxy Statement on Schedule 14A.

Certain stockholders of the Company, holding approximately 32% of the Company’s issued and outstanding shares of common stock, have entered into Voting Agreements with Investor pursuant to which they have agreed to vote their shares in favor of the Securities Purchase Agreement, the Investment and the transactions contemplated thereby and certain related matters.

Pursuant to the Securities Purchase Agreement, the Company is required to pay the Investor a break-up fee equal to two percent of the equity value of the Company if (i) the Investor terminates the Securities Purchase Agreement because the Board (a) changes its recommendation to the shareholders to approve the transactions contemplated by the Securities Purchase Agreement (the “Company Board Recommendation”), (b) refuses to confirm the Company Board Recommendation when a takeover proposal from a person other than the Investor is announced, or (c) does not oppose a takeover proposal from a person other than the Investor, or (ii) the Company terminates the Securities Purchase Agreement because, prior to the Company’s stockholders approving the Securities Purchase Agreement, the Board authorizes the Company to enter into a alternative transaction that is superior to the Securities Purchase Agreement.

Additionally, pursuant to the Securities Purchase Agreement, the Company is required to pay the Investor a break-up fee equal to two percent of the equity value of the Company if (i) the Investor terminates the Securities Purchase Agreement because the Company breaches any representation, warrant or covenant and the stockholders did not approve the Securities Purchase Agreement at the Stockholders Meeting or (ii) the Company or Investor terminates the Securities Purchase Agreement (A) because the Securities Purchase Agreement did not close by July 2, 2012, as may be extended pursuant to the terms of the Securities Purchase Agreement, and the Company’s stockholders did not approve the Securities Purchase Agreement or (B) because the Company’s stockholders did not approve the Securities Purchase Agreement at the Special Meeting, provided that prior to such terminations described in clauses (i) and (ii) of this paragraph, a takeover proposal from a person other than the Investor has been publicly disclosed or communicated to the Company or Board and not withdrawn and within 12 months following the termination of the Securities Purchase Agreement the Company enters into a definitive agreement with respect to such takeover proposal.

The payment of the foregoing break-up fees is subject to certain exceptions set forth in the Securities Purchase Agreement.

In addition to the termination rights described above, the Securities Purchase Agreement provides for certain other termination rights in favor of the Company and Investor. The Company will have a right to terminate the Securities Purchase Agreement without penalty if Investor does not fund the escrow account described above on or before April 27, 2012.

In connection with the Securities Purchase Agreement, the current members of the Board, other than Thomas Geimer, intend to resign and the Board proposes to appoint Jack Schuler, John Patience, and Lawrence Mehren, to the Board, effective as of the closing of the Investment. Also in connection with the Securities Purchase Agreement, the officers of the Company will resign, including Thomas Geimer and Lawrence Mehren will be appointed Chief Executive Officer, effective as of the closing of the Investment.

The closing of the Investment is expected to occur promptly after such time, if any, as all required stockholder approvals are obtained.

The foregoing description of the Securities Purchase Agreement is a summary and is qualified in its entirety by the terms of the Securities Purchase Agreement, a copy of which will be filed as an exhibit to the Definitive Proxy Statement on Schedule 14A.

Item 3.02 Unregistered Sales of Equity Securities

The information disclosed under Item 1.01 of this Current Report on Form 8−K is incorporated into this Item 3.02 in its entirety. The Company has agreed to the Investment in reliance upon the exemption from registration under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder, and in reliance upon the Investment being a transaction by the Company not involving any public offering. The Securities will be deemed “restricted securities” under Rule 144 promulgated under the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2012, the compensation committee of the Board granted Mr. Geimer an option to purchase 25,000 shares of the Company’s common stock. Such option, which was granted pursuant to the Company’s 2004 Omnibus Stock Option Plan, was fully vested and exercisable as of the grant date for an exercise price equal to $1.03 per share, which was equal to the closing price of the Company’s common stock on April 19, 2012 as reported by NYSE Amex. If not exercised, the option will expire on April 20, 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 – Press Release, dated April 23, 2012

Important Information

This Current Report on Form 8−K shall not constitute an offer to sell or the solicitation of an offer to buy any security. The shares of the Company’s common stock, and the warrants to purchase additional shares of the Company’s common stock, to be issued and purchased in the Investment, and the shares of the Company’s common stock issuable upon exercise of the warrants are being so issued and purchased pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

As described above, in connection with its efforts to obtain stockholder approval of the Investment and certain related matters, the Company will file with the SEC and mail to its stockholders of record a Definitive Proxy Statement on Schedule 14A, which will contain information about the Company, the Investment and the related matters to be voted upon by the Company’s stockholders at the Special Meeting. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A CAREFULLY WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

In addition to receiving the Definitive Proxy Statement on Schedule 14A from the Company by mail, the Definitive

Proxy Statement on Schedule 14A, as well as other filings containing information about the Company, may also be obtained, without charge, from the SEC’s website at www.sec.gov.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies.

Information concerning the interests of the Company’s directors and executive officers in the Investment will be set forth in the Definitive Proxy Statement on Schedule 14A. Other information concerning the Company and its directors and executive officers is contained in the Company’s other filings with the SEC, including the Company’s

Annual Report on Form 10−K for the year ended July 31, 2011, which was filed with the SEC on October 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2012	ACCELR8 TECHNOLOGY CORPORATION (Registrant) /s/ Thomas V. Geimer___________________ Thomas V. Geimer Chief Executive Officer and Chief Financial Officer